SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☑ Definitive Proxy Statement
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AMERICAN GREETINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Summary Compensation Table
OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG AMERICAN GREETINGS CORPORATION, THE S & P 500 INDEX AND A PEER GROUP*
Proxy Card

[AMERICAN GREETINGS LOGO]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 28, 2002

     The Annual Meeting of Shareholders of American Greetings Corporation (the “Company”) will be held at the Company’s World Headquarters, One American Road, Cleveland, Ohio, on Friday, June 28, 2002, at 2:30 P.M., Cleveland time, to consider and act upon the following:

(1) Electing three directors; and

(2) Transacting such other business as may properly come before the meeting or any adjournments thereof.

     The World Headquarters may be entered from the private road off Memphis Avenue, or from American Road off Tiedeman Road. As you approach either the private road or American Road, there will be signs directing you to the meeting place.

     Only shareholders of record at the close of business on April 29, 2002, are entitled to notice of and to vote at the meeting and any adjournments thereof.

JON GROETZINGER, JR.
Secretary

May 20, 2002

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN YOUR PROXY CARD
PROMPTLY. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR
PROXY AND VOTE YOUR SHARES PERSONALLY.

PROXY STATEMENT

General

     The Board of Directors of American Greetings Corporation (the “Board”) has ordered solicitation of the enclosed proxy in connection with the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, June 28, 2002, at 2:30 P.M., Cleveland time, to consider and act upon matters specified in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

     The expense of soliciting proxies, including the costs of preparing, assembling and mailing the Notice, Proxy Statement and proxy, will be borne by the Company. Besides solicitation by mail, solicitations may be made by personal interview, telephone and facsimile by officers and other regular employees of the Company. The Company may also retain a proxy solicitor. Brokerage houses, banks and other persons holding shares in nominee names have been requested to forward solicitation materials to the beneficial owners of shares held of record by such persons. The Company will reimburse such persons for their reasonable expenses.

     Shareholders have cumulative voting rights in the election of directors, provided that (a) any shareholder gives notice in writing to the Chairman, President, a Senior Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the meeting, that he or she desires that the voting at such meeting be cumulative, and (b) an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. If cumulative voting is so invoked, a shareholder may cumulate votes for the election of a nominee by casting a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled. The shareholder also may distribute his or her votes between or among two or more nominees on the same basis. Unless otherwise indicated by the shareholder, where cumulative voting is invoked, the persons named in the enclosed proxy will vote, in their discretion, for one or more of the nominees for whom authority was not withheld and will cumulate votes so as to elect the maximum number of nominees proposed by the Board. If cumulative voting is not invoked at the Annual Meeting with respect to the election of directors, the proxies will vote the number of shares on the proxy card for only those Board nominees for whom authority has not been withheld.

     Under Ohio law, unless the writing appointing a proxy otherwise provides, a shareholder, without affecting any vote previously taken, may revoke his or her proxy by a later proxy or by giving notice of revocation in writing or in an open meeting. However, a shareholder’s presence at the meeting by itself will not operate to revoke that shareholder’s proxy.

     Under Ohio law and the Company’s Amended Articles of Incorporation and Regulations, if a quorum is present at the meeting, the nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote will be elected directors.

     The withholding of a vote with respect to the election of any nominee for director will have the practical effect of a vote against that nominee. If a quorum exists, a broker non-vote with respect to any share will not affect the election of directors since the share is not considered present for voting purposes.

     The mailing address of the Company’s World Headquarters is One American Road, Cleveland, Ohio 44144. Copies of this Proxy Statement and forms of proxy will be first sent or given to shareholders on or about May 20, 2002.

Voting Securities and Record Date

     As of April 29, 2002, there were outstanding, exclusive of treasury shares which cannot be voted, 65,273,145 Class A Common Shares (“Class A Common Shares”) entitled to one vote per share and 4,605,230 Class B Common Shares (“Class B Common Shares”) entitled to ten votes per share upon all matters presented to the shareholders. Holders of record of such shares at the close of business on April 29, 2002, are the only shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

Board of Directors

     The Board met six times during the fiscal year ended February 28, 2002 (“FY 2002”). In addition, the Board took action without a meeting six times pursuant to Section 1701.54 of the Ohio Revised Code and the Regulations of the Company.

     The Board has a standing Executive Committee, Audit Committee, Nominating and Governance Committee and Compensation and Management Development Committee.

Executive Committee

Morry Weiss (Chairman)	Charles A. Ratner
Stephen R. Hardis	James C. Spira
Jack Kahl	Harry H. Stone

     The Executive Committee has the same power and authority as the Board between meetings of the Board, except that it may not fill vacancies on the Board or on Committees of the Board. The Executive Committee met five times during FY 2002. It also took action without a meeting three times pursuant to Section 1701.63(D) of the Ohio Revised Code and the Regulations of the Company.

Audit Committee

Stephen R. Hardis (Chairman)	Harriet Mouchly-Weiss
Scott S. Cowen	Jerry Sue Thornton

     The Audit Committee is composed solely of directors who are not officers or employees of the Company and who otherwise meet the requirements of the Securities and Exchange Commission and New York Stock Exchange regarding Audit Committee membership, including financial literacy and at least one member with accounting or related financial management expertise. The Committee has general powers relating to accounting, auditing and legal compliance matters. It recommends the selection of and monitors the independence of the Company’s independent auditors. It reviews the audit plan, the results of the audit engagement and the activities of the Company’s internal audit staff. It considers the audit and non-audit fees of the independent auditors and directs special investigations. It also reviews and monitors the Company’s various legal compliance programs. The Audit Committee met three times during FY 2002.

Nominating and Governance Committee

Charles A. Ratner (Chairman)	Harry H. Stone
Jack Kahl	Jerry Sue Thornton

     The Nominating and Governance Committee is composed solely of directors who are not officers or employees of the Company. The Committee makes recommendations to the Board regarding the size, composition and operation of the Board and Board Committees and qualifications for membership. It recommends nominees to fill Board vacancies and new positions, as well as a slate of Board nominees for annual election by the shareholders. The Committee did not meet in FY 2002, but it did meet on April 9, 2002, and unanimously recommended re-election of the current Class I directors. The recommendation of the Committee was approved in a written action by the Board dated April 19, 2002. The Committee would be pleased to consider written suggestions forwarded by shareholders to the Secretary of the Company concerning qualified candidates for election as directors.

Compensation and Management Development Committee

Scott S. Cowen (Chairman)	Harriet Mouchly-Weiss
Stephen R. Hardis	Charles A. Ratner

     The Compensation and Management Development Committee is composed solely of directors who are not officers or employees of the Company. The Committee reviews the compensation packages offered to the Company’s officers generally and develops and administers the compensation plans for the Chairman and Chief Executive Officer, the President and Chief Operating Officer and Executive Vice Presidents. It grants stock options and other forms of equity compensation to officers and certain key employees pursuant to the Company’s equity plans. It also reviews programs relating to the development of senior management and succession planning. The Committee met four times during FY 2002 and took action without a meeting twelve times during FY 2002 pursuant to Section 1701.63(D) of the Ohio Revised Code and the Regulations of the Company.

Attendance

     During FY 2002 each director attended 75% or more of the aggregate number of meetings of the Board and the respective Committees on which he or she serves.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under Section 16 of the Securities Exchange Act of 1934 (“Securities Exchange Act”), each of the Company’s directors and executive officers is required to report his or her initial appointment as a director or executive officer of the Company to the Securities and Exchange Commission (“SEC”) within ten days of appointment. Each director, executive officer and holder of more than ten percent of the Company’s Common Shares is required to disclose in a timely fashion any transactions in the Company’s Common Shares. The Company periodically reminds these persons of their reporting obligations and assists each of them in making the required disclosures after the Company has been notified that a reportable event has occurred or is about to occur. The Company is required to disclose in this Proxy Statement any failure by any of these persons to make timely Section 16(a) reports. There were no known failures in FY 2002.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Board of Directors comprises three classes of directors, each class having a three-year term. Class I members are to be elected at the June 28, 2002 Annual Meeting, and it is proposed that in accordance with the Company’s Regulations the number of Class I directors be fixed at four.

It is further proposed that the shareholders re-elect the following nominees: Stephen R. Hardis, James C. Spira and Morry Weiss. The term of office to be served by each nominee in Class I, if elected, will be three years, until the 2005 Annual Meeting, or until his or her successor is duly elected and qualified. Each of these nominees for Class I director has agreed to stand for re-election. As in the past, the Company is nominating three directors but fixing the number of Class I directors at four to accommodate an additional qualified director if one is brought to the Board’s attention during the next three years.

The following biographical information was prepared as of April 29, 2002, and includes business experience during at least the past five years with respect to each nominee for election as a director and for the other six directors whose terms will continue after the Annual Meeting.

Nominees for Election to Term Expiring in 2005

(Class I)

Stephen R. Hardis (66)

[PICTURE]	Director (1999), Chairman of the Audit Committee, member of the Compensation and Management Development Committee and Executive Committee

Mr. Hardis’s principal occupation is Chairman of Axcelis Technologies, Inc. (semiconductor equipment), a spin-off of Eaton Corporation. Until his retirement on July 31, 2000, Mr. Hardis was Chairman and Chief Executive Officer of Eaton Corporation (manufacturer of highly engineered products that serve industrial, vehicle, construction, commercial and semiconductor markets). Before joining Eaton in 1979, Mr. Hardis served as Executive Vice President of Finance and Planning for Sybron Corporation (health equipment supplies & services) and prior to that he was associated with General Dynamics Corporation (industrial aerospace manufacturer). Mr. Hardis is a member of the boards of Lexmark International, Inc. (a spin-off of IBM’s printer business), Nordson Corporation (industrial painting system manufacturer), Marsh & McLennan Cos. (insurance), Progressive Corporation (holding company of Progressive Insurance Company and other companies), STERIS Corporation (infection and contamination prevention products and services) and Apogent Technologies, Inc. (healthcare diagnostics and scientific research). He also serves as a director of the Cleveland Clinic Foundation (hospital) and is a trustee of The Musical Arts Association (Cleveland Orchestra)

James C. Spira (59)

[PICTURE]	Director (1998), President and Chief Operating Officer, member of the Executive Committee

Mr. Spira’s principal occupation is President and Chief Operating Officer of the Company, a position to which he was elected on March 22, 2001. He served as Vice Chairman of the Company from June 22, 2000 until March 22, 2001. For five years prior to that he was managing partner of Diamond Technology Partners (technology management consulting firm). Before joining Diamond Technology Partners, he co-founded Cleveland Consulting Associates, serving as President and Chief Executive Officer from 1974 to 1991. Mr. Spira serves on the boards of Brulant, LLC (information technology consulting), AmericanGreetings.com (internet social expression provider), Copernicus (a division of Aegis Group - marketing investment strategies), Ciber, Inc. (informational technology services) and Dealer Tire LLC (tire distributor). He also serves as a lifetime trustee of both Jewish Family Service Association of Cleveland and the Siegal College of Judaic Studies. In addition he is on the boards of Hobart College and William Smith College, as well as on various committees of the Jewish Community Federation of Cleveland (charitable, non-profit and educational organizations). (1)

(1)	The Company pays management consulting fees to DiamondCluster International, Inc., formerly Diamond Technology Partners, a partnership in which James C. Spira has an ownership interest.

Morry Weiss (62)

[PICTURE]	Director (1971), Chairman and Chief Executive Officer, Chairman of the Executive Committee

Mr. Weiss’s principal occupation is Chairman and Chief Executive Officer of the Company, a position he has held for more than five years. He also serves as a director of National City Corporation, Cleveland (holding company of National City Bank — Cleveland and other banks) and is a member of the advisory boards of Primus Venture Partners (equity investor in companies requiring growth capital) and the Listed Company Advisory Committee of the New York Stock Exchange. (1)

Vote Required. The nominees who receive the greatest number of votes cast for the election of directors at the Annual Meeting by the shares present in person or by proxy and entitled to vote will be elected directors.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ADOPTION OF THIS PROPOSAL.

Proxies solicited by the Board of Directors will be voted for this Proposal unless shareholders specify to the contrary in their proxies or specifically withhold their vote for particular nominees.

In the event of the death or inability to serve of any of the nominees, the proxies will be voted for the election as a director of such other person as the Board may recommend. The Board has no reason, however, to anticipate that this will occur.

Continuing Directors with Term Expiring in 2003

(Class II)

Jack Kahl (62)

[PICTURE]	Director (2000), member of the Executive Committee and Nominating and Governance Committee

Mr. Kahl’s principal occupation is President and Chief Executive Officer of Duck Investments LLC (asset management) and of Jack Kahl and Associates (consulting), positions he has held since December, 2000. Before founding Duck Investments LLC and Jack Kahl and Associates, Mr. Kahl served for over 25 years as Chief Executive Officer of Manco, Inc., a marketer and distributor of innovative consumer products, including Duck™ brand tape. Mr. Kahl serves on the boards of the Cleveland Clinic Foundation (hospital), Royal Appliance, Inc. (manufacturer of vacuum cleaners for household and commercial use), Paragon Holdings (holding corporation for various manufacturing entities), MCM Capital Advisory (investment advisors), Clark/Bardes Consulting, Inc. (executive compensation and benefits solutions), Acorn Products Inc. (manufacturer and marketer of non-powered lawn and garden tools) and Technical Consumer Products, Inc. (manufacturer of energy efficient lighting products). He also serves on the Boards of Trustees of John Carroll University and St. Edward’s High School (educational institutions).

Harry H. Stone (84)

[PICTURE]	Director (1944), member of the Executive Committee and Nominating and Governance Committee

Mr. Stone’s principal occupation is President of The Courtland Group, Inc. (investments, property and business development and management), a position he has held since 1977, and a general partner in partnerships that own and manage The Residence Inn by Marriott Cleveland at Beachwood, downtown Cleveland, Independence, Middleburg Heights, Rockside and Westlake, Ohio locations. Mr. Stone, together with his father, Jacob Sapirstein, and brothers, Irving and Morris Stone, co-founded the Company. He is a member of the boards of Educational Television Association of Metropolitan Cleveland and the Jewish Community Federation of Cleveland and is a Trustee Emeritus of Brandeis University (non-profit, charitable and educational organizations).

(1)	The Company rents retail store space in a shopping mall from Stow Falls Retail L.P., a partnership that is 50% owned by 540 Investment Company L.P., in which Morry Weiss has an ownership interest.

Jerry Sue Thornton (55)

[PICTURE]	Director (2000), member of the Audit Committee and Nominating and Governance Committee

Dr. Thornton is the President of Cuyahoga Community College, Cleveland, Ohio, the largest community college in Ohio, a position she has held since 1992. She is a member of the boards of National City Bank (bank/financial institution) and Applied Industrial Technologies (technology consulting). She is also a board member of Playhouse Square Foundation, Rock and Roll Hall of Fame and Museum — Cleveland and New York, Cleveland Municipal School District, City of Cleveland Empowerment Zone Citizens’ Advisory Council (Co-Chair), Greater Cleveland Roundtable, United Way of Cleveland, Convention and Visitors Bureau of Greater Cleveland, St. Vincent Quadrangle and The Cleveland Foundation (professional, educational and non-profit organizations).

Continuing Directors with Term Expiring in 2004

(Class III)

Scott S. Cowen (55)

[PICTURE]	Director (1989), Chairman of the Compensation and Management Development Committee, member of the Audit Committee

Dr. Cowen’s principal occupation is President and Seymour S. Goodman Professor of Management and Professor of Economics, Tulane University, a position he has held since 1998. Prior to that Dr. Cowen served for fourteen years as Dean and Albert J. Weatherhead, III Professor of Management, Weatherhead School of Management at Case Western Reserve University. Dr. Cowen serves as a director of Jo-Ann Stores, Inc. (specialty store retailer), Forest City Enterprises, Inc. (conglomerate corporation engaged in real estate development, sales, investment, construction and lumber wholesale) and Newell Rubbermaid Inc. (consumer home products). Mr. Cowen is also a member of the boards of the American Council on Education, serving on several of the organization’s committees, and of the National Association of Independent Colleges and Universities (educational institutions). In addition he sits on several community boards, including those of the New Orleans Business Council, New Orleans Regional Chamber of Commerce, United Way of Greater New Orleans and Committee for a Better New Orleans.

Harriet Mouchly-Weiss (59)

[PICTURE]	Director (1998), member of the Audit Committee and Compensation and Management Development Committee

Mrs. Mouchly-Weiss is founder and managing partner of Strategy XXI (corporate communications). Before founding Strategy XXI in 1993, she was President of GCI Group International, an international public relations and marketing agency. She also served as Chairman of Ruder Finn & Rotman International Partners, an independent public relations firm. She is a director of Viisage Technology, Inc. (developer of personal security and identification systems), Friends of the United Nations, The American Academy of Rome, The Chinese Foundation of Culture and Arts for Children, The Abraham Fund, Women’s Executive Circle of the U.J.A. — Federation of New York, the Board of Overseers for the Malcolm Baldridge National Quality Award Program, The Israel Policy Forum (professional, educational and charitable organizations) and Count-Me-In micro-lending (online women’s small business lender).

Charles A. Ratner (59)

[PICTURE]	Director (2000), Chairman of the Nominating and Governance Committee, member of the Compensation and Management Development Committee and Executive Committee

Mr. Ratner’s principal occupation is Chief Executive Officer and President of Forest City Enterprises, positions he has held for six years and eight years, respectively. Mr. Ratner serves as a director of The Musical Arts Association (Cleveland Orchestra), Greater Cleveland Growth Association, Cleveland Tomorrow, United Way of Cleveland, Jewish Community Federation, the Council for Initiatives in Jewish Education, and past-Chairman of The Cleveland Foundation (professional, educational and non-profit organizations). He also serves as a trustee of the Mandel Associated Foundations, David and Inez Myers Foundation, University Hospital and the Mt. Sinai Health Care Foundation (non-profit and health care organizations). (1)

Directors’ Compensation. Directors receive an annual retainer of $35,000 for serving on the Board. During FY 2002, Mr. Hardis and Mr. Kahl received this amount in Company stock; Mrs. Mouchly-Weiss, Dr. Thornton, Mr. Ratner and Mr. Cowen received this amount partly in Company stock and partly in cash. Mr. Stone received this amount in cash. No fees were paid to Morry Weiss or James Spira for serving on the Board during FY 2002. The Company also reimbursed each non-employee director for expenses incurred in connection with attendance at Board and Committee meetings.

Executive Officers’ Compensation

     The following table shows for each of the last three fiscal years the compensation of the Company’s Chairman and Chief Executive Officer and its other four most highly compensated executive officers who were serving as executive officers at February 28, 2002 (the “Named Executive Officers”).

(1)	The Company rents retail store space in various shopping malls from Forest City Rental Properties Corporation (a wholly-owned subsidiary of Forest City Enterprises, Inc.) and from Charles A. Ratner’s family.

Summary Compensation Table

Annual Compensation						Long Term Compensation Payouts

						Restricted	Securities
						Stock	Underlying		All Other
		Salary		Incentive		Award	Options	LTIP Payouts	Compensation
Name	Year	$		$		$	$ (5)	$ (6)	$ (7)

Morry Weiss	2002	618,600		1,906,002	(1)	—	322,000	—	187,550	(8)
Chairman &	2001	618,600		182,341	(2)	—	—	—	190,152	(8)
C.E.O	2000	608,892		494,107	(3)	—	—	425,757	212,139	(8)

James C. Spira	2002	500,000		—		825,500 (4)	310,794	—	1,813,000	(9)
President &	2001	342,949		—		—	—	—	—
C.O.O	2000	—		—		—	—	—	—

Jeffrey Weiss	2002	366,046		560,092		—	62,200	—	2,550
Exec. V.P.,	2001	281,251		21,255		—	—	—	3,106
North American	2000	197,713		62,055		—	—	99,570	7,360
Greeting Card Div

William R. Mason	2002	338,022	(10)	419,090		—	38,000	—	2,550
Sr. V.P. of Sales	2001	321,478	(10)	17,701		—	—	—	5,152
	2000	306,119	(10)	92,949		—	—	167,963	19,076

William S. Meyer	2002	321,691		416,146		—	55,600	—	2,550
Sr. V.P, Chief	2001	282,172		17,592		—	—	—	5,152
Financial Officer	2000	267,408		97,309		—	—	159,266	18,764

(1)	Annual incentive compensation described more fully in section captioned “Chairman and Chief Executive Officer Compensation.”

(2)	Includes $138,000 of annual incentive compensation described more fully in section captioned “Chairman and Chief Executive Officer Compensation.”

(3)	Includes $230,000 of annual incentive compensation described more fully in section captioned “Chairman and Chief Executive Officer Compensation.”

(4)	Unrestricted grant of 65,000 shares at the grant price of $12.70 per share, granted under the Company’s 1997 Equity and Performance Incentive Plan, as detailed in Mr. Spira’s employment agreement more fully described in section captioned “President and Chief Operating Officer Compensation.”

(5)	Stock options granted under the Company’s 1997 Equity and Performance Incentive Plan.

(6)	Represents payout in FY 2000 of the three year bonus tied to the Company’s performance during FY’s 1998, 1999 and 2000.

(7)	Reflects Company contributions under the Retirement Profit Sharing and Savings Plan as well as the Executive Deferred Compensation Plan.

(8)	Includes premiums paid by the Company for an insurance policy for Morry & Judith Weiss. The owners of and the beneficiaries under this policy are Mr. &Mrs. Weiss’s children. Premiums were $185,000.

(9)	Unrestricted grant of 175,000 shares held in treasury at the grant date price of $10.36 per share, as detailed in Mr. Spira’s employment agreement more fully described in section captioned “President and Chief Operating Officer Compensation.”

(10)	Includes a special $25,000 annual payment made pursuant to an employee arrangement described below under the section captioned “Employment and Severance Agreements.”

     Employment and Severance Agreements. The Company has an agreement with each Named Executive Officer (other than Morry Weiss and Jeffrey Weiss).

     William R. Mason’s agreement, dated March 1, 2001, to serve as Senior Vice President, Sales, is for rolling three-year terms beginning March 1, 2001. Beginning March 1, 2001, Mr. Mason’s compensation comprised a base salary of $312,022, an annual incentive and an annual payment of $25,000 which was included in determining the Company’s contribution to Mr. Mason’s Retirement Profit Sharing and Savings Plan account and his Supplemental Executive Retirement Plan account, but is not considered base pay under the Annual Incentive Plan in effect through FY 2002 discussed in the section of this Proxy Statement below captioned “Executive Incentive Plans.” Unless Mr. Mason voluntarily resigns or is terminated for cause, he is entitled to receive his base salary for three years from his termination date, but is ineligible for incentives during that time.

     William S. Meyer’s agreement, dated March 26, 2002, to serve as the Company’s Senior Vice President and Chief Financial Officer, runs from March 26, 2002, until March 31, 2006. Mr. Meyer ends active employment on April 1, 2003. Prior to then, he will receive an annual base salary of at least $335,000 and participate in the FY 2003 Annual Incentive Plan, his individual performance component being calculated at 100% of the FY 2003 target incentive amount for Senior Vice Presidents. If a grant of stock options is made generally to Senior Vice Presidents prior to July 1, 2003, Mr. Meyer will receive such a grant. From April 1, 2003, until March 31, 2006, Mr. Meyer will receive an amount equal to his annual base salary as of March 31, 2003, but in no case less than $335,000. Mr. Meyer will be eligible for Supplemental Executive Retirement Plan benefits as of March 31, 2006. All options in Company stock granted to him through July 1, 2003, shall vest as of April 1, 2006, if not already vested, and shall be exercisable for ten years or such shorter period as provided under the applicable stock option plans.

     Mr. Spira’s employment agreement with the Company is described under the heading “President and Chief Operating Officer Compensation” in the Report of the Compensation and Management Development Committee, below.

     Executive Deferred Compensation Plan. The Company permits directors, certain officers and senior management to defer all or a stated amount or percentage of their cash or equity compensation. A participant in this program will be paid the deferred compensation in accordance with one of the various options outlined in the plan documentation.

     Restoration Benefit. The Company contributes a restoration benefit to participants under a program to restore retirement benefits lost due to the limitations of I.R.C. Sections 401(a)(17), 401(k)(3) and 415.

     Indemnification. Section 1701.13(E) of the Ohio Revised Code authorizes the indemnification of directors and officers who are parties to civil, criminal, administrative or investigative proceedings and the purchase of insurance against any liability asserted against them in such capacity if such individuals act in good faith and in a manner they reasonably believe to be in the best interests of the Company and, with respect to any criminal matter, if they have no reasonable cause to believe their conduct is unlawful. Article IV of the Regulations of the Company provides for indemnification in terms consistent with the statutory authority. The Company maintains insurance covering certain liabilities of the directors and the elected and appointed officers of the Company and its subsidiaries.

     Option Exercises and Fiscal Year-End Values. The option information shown below relates to options to purchase the Company’s Class A and Class B Common Shares granted to the Named Executive Officers under the Company’s various stock option plans approved by shareholders and subject to applicable law:

OPTION EXERCISES IN THE LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of		Value of Unexercised
			Securities Underlying		In-the-Money
			Unexercised Options		Options at Fiscal
			at Fiscal Year-End (#)		Year-End ($) (1)

	Shares
	Acquired	Value	Exercisable (E)		Exercisable (E)
Name	on Exercise (#)	Realized ($)	Unexercisable (U)		Unexercisable (U)

Morry Weiss	—	—	330,500	(E)	—	(E)
	—	—	358,000	(U)	1,230,040	(U)

James C. Spira	—	—	10,000	(E)	—	(E)
	—	—	318,794	(U)	281,372	(U)

Jeffrey Weiss	—	—	61,750	(E)	—	(E)
	—	—	90,200	(U)	237,604	(U)

William R. Mason	—	—	27,500	(E)	—	(E)
	—	—	58,000	(U)	145,160	(U)

William S. Meyer	—	—	35,500	(E)	—	(E)
	—	—	75,600	(U)	212,392	(U)

(1)	Represents the difference between the option exercise price and the closing price of the Company’s Class A Common Shares as reported on the New York Stock Exchange (NYSE) on February 28, 2002 ($13.77) multiplied by the corresponding number of shares.

     Supplemental Executive Retirement Plan. A description of the Company’s Supplemental Executive Retirement Plan can be found in the Report of the Compensation and Management Development Committee of the Board of Directors on Executive Compensation under the heading “Supplemental Executive Retirement Plan.” The total liability recorded by the Company under this plan at the end of FY 2002 was $22,681,551. During FY 2002, retired officers received benefits under the plan aggregating $985,877. Based upon estimates predicated upon present compensation, at age 65 Morry Weiss will receive $185,580 annually, Jeffrey Weiss will receive $90,622 annually, William R. Mason will receive $89,032 annually and William S. Meyer will receive $81,521 annually. James C. Spira is not a participant in the plan.

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation and Management Development Committee of the Board of Directors (“Committee”) establishes, reviews and administers compensation plans for the Chairman and Chief Executive Officer, President and Chief Operating Officer and Executive Vice Presidents. Among other duties, it also reviews the compensation programs for other executive and non-executive officers of the Company and develops and reviews programs involving executive officer development and succession planning. The Committee consists solely of directors who are not officers or employees of the Company.

Statement on Philosophy of Executive Compensation

     The Company’s compensation philosophy reflects its belief that the compensation of its executive and non-executive officers should (i) provide a compensation program that motivates officers to achieve their strategic goals by tying officers’ compensation to the performance of the Company and applicable business units, as well as to individual performance; (ii) provide compensation reasonably comparable to that offered by other leading companies so as to attract and retain talented executives; and (iii) align the interests of its officers with the long-term interests of the Company’s shareholders through the award of stock options, restricted stock and other stock-related programs.

     The Company’s philosophy is to pay its officers fairly, which may include offering certain executive officers total annual compensation exceeding $1,000,000. The compensation packages offered to the Chairman and Chief Executive Officer, the President and Chief Operating Officer and Executive Vice Presidents respectively are based in part on surveys and/or the recommendations of an outside consulting firm, and in part on factors that are not easily measured, such as leadership and strategic foresight.

Implementation of Philosophy

     During FY 2002 the Company’s executive compensation plans allowed for base salary, an annual cash incentive, a supplemental executive retirement plan, stock options, restricted stock, deferred shares, stock appreciation rights, performance shares, performance units and a retirement profit sharing and savings plan.

Base Salary

     Base salaries are established based upon the responsibilities and description of a given position and a comparison of compensation levels of similar positions in comparable companies gathered from compensation surveys and the recommendations of one or more outside compensation consulting firms. Individual performance reviews are generally conducted at least annually and are used in determining if an increase in base salary is merited. Such increases in FY 2002 were based on an individual’s performance as well as increases described in third party compensation studies and achievement of the Company’s and applicable division’s profit goals.

Executive Incentive Plans

     Key Management Annual Incentive Plan. In FY 2002, the Company revised its annual incentive plan for officers and certain key employees. The new Key Management Annual Incentive Plan (“Annual Incentive Plan”) eliminated the revenue goal that had been included in prior plans. Under the Annual Incentive Plan the Board establishes goals based upon earnings targets set by the Board for the fiscal year as to the Company as a whole and for each business unit, and each participant is assigned a target incentive amount. In no instance may a participant’s target incentive amount exceed 80% of the participant’s fiscal year earnings, except in the case of the Chief Executive Officer, whose target incentive amount may not exceed 100% of the CEO midpoint/market median salary for peer group companies (currently $1,009,000). If the participant’s business unit and the Company in its entirety achieve target earnings goals, the participant’s incentive is the target incentive amount. If the participant’s business unit fails to achieve its goals, the incentive either is not paid or is decreased, depending upon the extent of the shortfall. For each percentage of shortfall, the target incentive is reduced by three or four percent, depending on the business unit involved. If the percentage of shortfall is more than ten percent, no incentive is paid. If the Company fails to achieve its goals, the participant’s incentive is reduced by 50%. If the participant’s business unit exceeds its goals, the incentive is increased. For each percentage of excess, the incentive is increased by three or four percent, depending on the business unit involved; provided, however, that the maximum incentive to be paid to any participant under the business unit component cannot exceed twice the target incentive amount. In no event will the compensation payable to the Chief Executive Officer or any Named Executive Officer under the Annual Incentive Plan exceed in the aggregate $3,000,000 during any one fiscal year. The FY 2002 earnings target was established by the Board in February 2001 and in FY 2002 each Named Executive Officer earned an incentive under the Annual Incentive Plan. The Company’s earnings targets are confidential and are not included in this Report in order to avoid compromising the Company’s competitive position. It is the Board’s belief that the earnings targets it has established are a good measure of the Company’s performance.

Supplemental Executive Retirement Plan

     The Supplemental Executive Retirement Plan provides that a participant in the plan who retires at age 65 with up to 20 years of service with the Company will receive up to 20% of final average compensation annually for life. Final average compensation is defined as the average of the two highest years of annual compensation during the officer’s employment. Annual compensation is defined as annual base compensation plus the incentive that would have been paid under any annual incentive plan then in effect if the participant had achieved 100% of his or her target profit goal. Under the plan, a lesser amount will be payable in the event of early retirement. Benefits are not subject to any deduction for Social Security or other offset amounts. Benefits under the plan will be payable to the officer’s beneficiary in the event of the officer’s death until a total of 180 monthly payments have been made to both the officer and beneficiary.

Long-Term Incentive Compensation

     The Company’s long-term incentive compensation programs currently consist of grants of cash incentives, restricted stock, and stock options, thereby tying compensation for officers and certain key employees directly to shareholder return. An officer holding stock options benefits if the price of the Company’s shares increases. In addition, since the right to exercise options vests over time, the programs create an incentive for an executive to remain with the Company. Other alternatives such as stock appreciation rights, deferred shares, performance shares and performance units are also available under the 1997 Equity and Performance Incentive Plan.

     Under the existing employee stock option plans, officers and key employees of the Company and its subsidiaries are awarded stock options by the Committee to purchase Class A or Class B Common Shares of the Company. The options are granted at 100% of fair market value at the close of business on the last business day preceding the date of grant or at not less than market value on the date of grant (depending on plan provisions) and generally expire not later than ten years from the date of grant. The number of share options granted depends upon the level of the position and level of performance exhibited by a recipient.

Retirement Profit Sharing and Savings Plan

     Under the American Greetings Retirement Profit Sharing and Savings Plan, in FY 2002, the Company made a discretionary contribution of 1.5 percent of credited compensation for all profit sharing eligible associates. It is impossible to estimate the annual benefits that any participant may be entitled to receive under the plan upon retirement since the amount of such benefits will depend upon a number of factors including, among other things, future net profits, the future credited compensation of the participants and the future net income of the trust fund. In addition, the plan allows eligible participants to make contributions through salary reduction as permitted under I.R.C. Section 401(k). The plan allows for the Company to match 40% of the first six percent of compensation deferred by each eligible participant (subject to IRS limitations), if the Company achieves at least 80% of its profit goal. The FY 2002 profit goal was achieved so the Company made a matching contribution. For the investment of all contributions under the plan, a participant may choose a Company stock fund, which is invested in Common Shares of the Company and/or the following mutual funds: Vanguard/Wellington Fund, Vanguard Prime Money Market Fund, Vanguard Total Bond Market Index Fund, Vanguard/PRIMECAP Fund, Vanguard/Wellesley Income Fund, Vanguard/Windsor II Fund, Vanguard International Growth Fund, Vanguard Extended Market Index Fund and Vanguard 500 Index Fund.

Chairman and Chief Executive Officer Compensation

     Morry Weiss has served as Chairman and Chief Executive Officer of the Company since March 1, 1992. His compensation plan currently includes base salary, an annual incentive and stock options. Prior to FY 2002, Mr. Weiss’s compensation included base salary of $618,600 and participation in an annual bonus plan. He was also eligible for additional annual bonus compensation of $230,000 in cash or stock if the Company made its profit goal and $138,000 if it did not.

     In fixing his FY 2002 base salary and incentive target, as well as in determining the number of stock options granted to Mr. Weiss, the Committee and the Board reviewed the performance of both the Company and Mr. Weiss, as well as a William Mercer Compensation study that included compensation data of CEO’s at comparable companies. Based on that data, Mr. Weiss’ s FY 2002 compensation was at the median compensation of CEO’s at peer group companies.

     For FY 2002, the Compensation and Management Development Committee of the Board of Directors maintained his base salary at $618,600, but modified his incentive. Mr. Weiss is no longer eligible for the additional compensation of $230,000 if the Company makes its profit goal and $138,000 if it does not. Instead Mr. Weiss can achieve an incentive target of 100% of the CEO midpoint/market median salary for peer group companies (currently $1,009,000), as established in annual compensation studies, if the Company achieves its earnings goal. In FY 2002, in addition to achieving its earnings goal, the Company needed to attain at least $90,000,000 in restructure savings for Mr. Weiss to earn an incentive. The Company did meet both those conditions, and Mr. Weiss earned an incentive of $1,906,002. The incentive target in FY 2003 and thereafter will be established by the Board based on achievement of specified performance goals. The Committee has also provided a split-dollar life insurance program for Mr. Weiss and his family.

President and Chief Operating Officer Compensation

     The Company retained the William Mercer consulting firm to advise as to appropriate compensation for Mr. Spira and other senior management. Based upon recommendations in the Mercer study, Mr. Spira and the Company entered into an Employment Agreement, dated September 25, 2001, under which Mr. Spira is to act as the Company’s President and Chief Operating Officer from June 25, 2000, until June 25, 2003, at an annual base salary of $500,000 which may be increased annually at the discretion of the Board of Directors.

     Under the Employment Agreement Mr. Spira received the following grants of stock and stock options:

Stock Grants
Grant Date	# Class A Common Shares	Grant Price per share	Vesting Date	Restrictions on Vesting

06/22/2001	175,000	$10.36	06/22/2001	None
09/05/2001	43,333	$12.70	06/25/2002	(1)
09/05/2001	21,667	$12.70	06/25/2003	(2)

Stock Option Grants
	# of Options on	Grant Price	Vesting	Applicable	Exercisable
Grant Date	Class A Common Shares	per share	Date	Plan	Until

09/05/2001	164,712	$13.01	03/06/2002	1992	9/5/2011
09/05/2001	51,449	$13.01	03/06/2002	1996	9/5/2011
09/05/2001	51,113	$13.01	06/26/2002	1996	9/5/2011
09/05/2001	2,375	$12.70	06/26/2002	1997	9/5/2011
09/05/2001	25,557	$13.01	06/26/2003	1996	*(3)
09/05/2001	1,188	$12.70	06/26/2003	1997	*(3)

(1)	Company must achieve restructure savings goal in annual plan, earn $1.14 per share, excluding special charges, and Board must declare an annual incentive.

(2)	Company must attain annual incentive goals and Board must declare an annual incentive.

(3)	September 5, 2011, or if Company does not achieve FY 2002 annual incentive goals, six months plus one day following later of date it is determined FY 2003 goals were not met or date of Mr. Spira’s termination.

     Any options that have not vested shall become immediately vested upon Mr. Spira’s death or permanent and total disability or his termination without cause or a change in control of the Company.

     Mr. Spira is not eligible to receive any other compensation, incentives or benefits, including incentives under the Annual Incentive Plan or Supplemental Executive Retirement Plan benefits. Aportion of the compensation paid to Mr. Spira in excess of $1,000,000 was not performance-based and, therefore, under I.R.C. Section 162(m) was not deductible by the Company.

Impact of Section 162 of the Internal Revenue Code

     The Revenue Reconciliation Act of 1993 amended I.R.C. Section 162 to eliminate the deductibility of certain compensation over $1,000,000 paid to the Chief Executive Officer and other Named Executive Officers. In 2000, the Company’s shareholders reapproved compensation plans that were initially approved in 1994 for the Company’s Chairman and Chief Executive Officer and President and Chief Operating Officer that allow the Company to deduct for tax purposes amounts in excess of $1,000,000 that are performance-based and that are payable to each individual under these compensation plans.

Summary

     The Committee will continue to review the Company’s executive compensation programs to assure that such programs are consistent with the objective of increasing shareholder value.

Scott S. Cowen (Chairman) Stephen R. Hardis Harriet Mouchly-Weiss Charles A. Ratner

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     This report provides information concerning the Audit Committee of the Board of Directors and fees paid to Ernst & Young LLP, the Company’s independent auditors.

     The Audit Committee is comprised entirely of independent directors, as required by Sections 303.01(B) and 303.01(B)(3) of the New York Stock Exchange listing standards.

     The Audit Committee oversees and monitors the Company’s financial reporting process and has reviewed and discussed with the Company’s management the audited financial statements for the year ended February 28, 2002; discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (as amended by Statement on Auditing Standards No. 90); reviewed the written disclosures and letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1; and discussed with Ernst & Young LLP its independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended February 28, 2002, be included in the Company’s 2002 Annual Report on Form 10-K for filing with the SEC.

Audit and Non-Audit Fees

Audit Fees

     The aggregate fees incurred for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended February 28, 2002, were $759,591.

Financial Information Systems Design and Implementation Fees

     No aggregate fees were incurred for financial information systems design and implementation services (as defined by Rule 2-01(c)(4)(ii) of Regulation S-X promulgated by the SEC) rendered to the Company by Ernst & Young LLP for the fiscal year ended February 28, 2002.

All Other Fees

     The aggregate fees incurred for services rendered to the Company by Ernst & Young LLP, other than those services covered in the sections above, captioned “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the fiscal year ended February 28, 2002, were $2,823,519, of which $811,459 was for audit-related services and $2,012,060 was for non-audit services. Audit-related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations and SEC registration statements.

     In making its determination regarding the independence of Ernst & Young LLP, the Audit Committee considered whether the provision of the services covered in the sections herein regarding “Financial Information Systems Design and Implementation Fees” and “All Other Fees” was compatible with maintaining such independence.

Stephen R. Hardis, Chairman Scott S. Cowen Harriet Mouchly-Weiss Jerry Sue Thornton

Shareholder Return Performance Presentation

     The following graph compares the yearly percentage change of the cumulative total shareholder return on the Company’s Class A Common Shares against the cumulative total return of the S&P 500 Composite Index and the Peer Group Index for the five fiscal years ended February 28, 2002. The Peer Group Index takes into account companies with the following attributes, among others, that are similar to those of the Company: distribution channels, nondurable consumer products, sales, market capitalization and customer demographics.

	2/97	2/98	2/99	2/00	2/01	2/02

American Greetings	$100	$150	$79	$62	$48	$51
Peer Group	$100	$137	$119	$87	$108	$130
S & P 500	$100	$135	$162	$181	$166	$150

     Shareholder returns assume $100 was invested in each of the Company’s Class A Common Shares, the S&P 500 Composite Index and the Peer Group Index at February 28, 1997, and that all dividends were reinvested.

*Companies included in the Peer Group Index:

Alberto Culver Co	Hasbro Inc	Luxottica Group SPA ADR	Premark International Inc
Clorox Co	Kellwood Co	Mattel Inc	Russell Corp
Dial Corp	Lancaster Colony Corp	Newell Co	Scotts Co
Enesco Group Inc	Liz Claiborne Inc	Perrigo Co	Stanley Works

The Peer Group Index has changed since last year. Fruit of the Loom, Inc. was in last year’s Peer Group Index but has been omitted from this year’s Peer Group Index because it filed for Chapter 11. Paragon Trade Brands, Inc. was in last year’s Peer Group Index but has been omitted from this year’s Peer Group Index because it was acquired by Tyco International Ltd. Sunbeam Corp. and Warnaco Group, Inc. were in last year’s Peer Group Index but have been omitted from this year’s Peer Group Index because they both filed for Chapter 11.

Security Ownership of Management

     At the close of business on February 28, 2002, the non-employee directors, the Named Executive Officers and the directors and officers as a group beneficially owned and had sole voting and dispositive power (except as otherwise indicated) of the Common Shares of the Company as set forth in the following table:

		Amount &Nature of		Percent of Class
Name	Title of Class	Beneficial Ownership		Outstanding

Non-Employee Directors

Scott S. Cowen	Class A Common	34,200	(2)(6)	0.05%
	Class B Common	12,402	(2)(6)	0.27%

Stephen R. Hardis	Class A Common	27,800	(2)(6)	0.04%
	Class B Common	5,667	(6)	0.12%

Jack Kahl	Class A Common	7,000		0.01%
	Class B Common	3,206		0.06%

Harriet Mouchly-Weiss	Class A Common	31,400	(2)	0.04%
	Class B Common	1,602		0.03%

Charles A. Ratner	Class A Common	7,000		0.01%
	Class B Common	3,206		0.06%

Harry H. Stone	Class A Common	33,400	(2)	0.05%
	Class B Common	51,404	(1)(2)	1.12%

Jerry Sue Thornton	Class A Common	7,000	(6)	0.01%
	Class B Common	3,206	(6)	0.07%

Executive Officers

Morry Weiss*	Class A Common	79,300	(2)(6)	0.12%
	Class B Common	1,617,882	(1)(2)(3)(6)(7)	35.13%

James C. Spira*	Class A Common	482,561	(2)	0.76%
	Class B Common	1,501	(2)	0.03%

Jeffrey Weiss	Class A Common	72,434	(2)	0.11%
	Class B Common	72,423	(2)	1.57%

William R. Mason	Class A Common	67,970	(2)	0.11%
	Class B Common	9,000	(2)	0.20%

William S. Meyer	Class A Common	66,500	(2)	0.10%
	Class B Common	34,600	(2)	0.75%

All Directors & Executive	Class A Common	1,638,752	(2)(6)	2.56%
Officers as a group	Class B Common	2,070,016	(2)(3)(4)(5)(6)	44.94%
(23 including the above)

*     Also serves as a director of the Company
•     less than 0.01% of class outstanding

(1)	These shares are subject to a Shareholders’ Agreement, dated November 19, 1984, which provides that shareholders who are parties thereto will offer Class B Common Shares to the other signatory shareholders and then to the Company before transferring Class B Common Shares outside of a group consisting of certain family members, family trusts, charities and the Company. The Shareholders’ Agreement terminates on December 31, 2014, unless extended.

(2)	Includes the following shares for the following individuals who under Rule 13d-3 of the Securities Exchange Act are deemed to be beneficial owners of those shares by having the right to acquire ownership thereof within 60 days pursuant to outstanding stock options:

Non-Employee Directors

Scott S. Cowen	Class A Common	33,400	0.05%
	Class B Common	10,800	0.23%

Stephen R. Hardis	Class A Common	25,800	0.04%
	Class B Common	—	•

Jack Kahl	Class A Common	7,000	0.01%
	Class B Common	—	•

Harriet Mouchley-Weiss	Class A Common	31,400	0.04%
	Class B Common	—	•

Charles A. Ratner	Class A Common	7,000	0.01%
	Class B Common	—	•

Harry H. Stone	Class A Common	33,400	0.05%
	Class B Common	10,800	0.23%

Jerry Sue Thornton	Class A Common	7,000	0.01%
	Class B Common	—	•

Executive Officers

Morry Weiss	Class A Common	79,200	0.12%
	Class B Common	591,300	12.84%

James C. Spira	Class A Common	242,561	0.38%
	Class B Common	—	•

Jeffrey Weiss	Class A Common	72,300	0.11%
	Class B Common	61,650	1.34%

William R. Mason	Class A Common	66,500	0.10%
	Class B Common	9,000	0.19%

William S. Meyer	Class ACommon	66,500	0.10%
	Class B Common	34,600	0.75%

All Directors & Executive	Class A Common	1,382,761	2.16%
Officers as a group	Class B Common	925,123	20.09%

(3)	Excludes 149,749 Class B Common Shares (3.24%) owned by Morry Weiss’s wife and children. Mrs. Weiss and the children are parties to the Shareholders’ Agreement. Mr. Weiss disclaims beneficial ownership of these shares.

(4)	Includes the following shares, which under Rule 13d-3 of the Securities Exchange Act are deemed to be beneficially owned: 4,340 Class A Common Shares (>0.01%) and 3,711 Class B Common Shares (0.08%) held for the benefit of certain officers as participants in the Company Stock Fund of the American Greetings Retirement Profit Sharing and Savings Plan. Each officer has voting power with respect to the shares allocated to his or her account, but such officers do not have the dispositive power or right to acquire ownership of those shares within 60 days.

(5)	Certain of these shares are subject to the Shareholders’ Agreement discussed in Note (1) on the previous page.

(6)	Excludes the following shares, which under Rule 13d-3 of the Securities Exchange Act are not deemed to be beneficially owned by the following individuals. Such shares are held for the benefit of these individuals in the Company Stock Fund of the American Greetings Executive Deferred Compensation Plan. These individuals have neither voting power with respect to the shares allocated to their accounts, nor do they have the dispositive power or right to acquire ownership of those shares within 60 days:

Morry Weiss	Class A Common	4,784	•
	Class B Common	23,716	0.51%

Scott S. Cowen	Class A Common	20	•
	Class B Common	1,602	0.03%

Stephen R. Hardis	Class A Common	113	•
	Class B Common	4,645	0.10%

Jerry Sue Thornton	Class A Common	41	•
	Class B Common	3,206	0.06%

All Directors & Executive	Class A Common	9,298	•
Officers as a group	Class B Common	36,880	0.80%

(7)	Excludes 432,859 Class B Common Shares held in trust with respect to which Mr. Weiss disclaims beneficial ownership.

Security Ownership of Certain Beneficial Owners

The following table presents certain information regarding shareholders who are known to the Company to be beneficial owners of more than five percent of the Company’s voting securities as of the close of business on April 29, 2002:

		Amount &Nature of		Percent of Class
Name	Title of Class	Beneficial Ownership		Outstanding

Morry Weiss	Class A Common	79,300		0.12%
One American Road	Class B Common	1,617,882	(1)(2)(3)(5)(6)	35.13%
Cleveland, Ohio

American Greetings Corporation	Class A Common	840,711		1.28%
Retirement Profit Sharing	Class B Common	900,000	(4)	19.54%
and Savings Plan
Vanguard Fiduciary
Trust Company
300 Vanguard Blvd
Malvern, Pennsylvania

Ariel Capital Management, Inc.	Class A Common	12,675,000		19.41%
200 East Randolph	Class B Common	—		—
Chicago, Illinois

Brandes Investment Partners, L.P.	Class A Common	4,750,000		7.28%
12750 Hugh Bluff Dr	Class B Common	—		—
San Diego, California

The Irving I. Stone	Class A Common	—		—
Limited Liability Co.	Class B Common	1,818,182		39.48%
One American Road
Cleveland, Ohio

(1)	These shares are subject to a Shareholders’ Agreement. See footnote (1) to the table under “Security Ownership of Management” above. As a party to the Shareholders’ Agreement and a Trustee under Irving I. Stone’s irrevocable trust, Morry Weiss’s wife, Judith A. Weiss, may be deemed to be a beneficial owner of more than five percent of the Class B Common Shares. Similarly, as parties to the Shareholders’ Agreement, Harry H. Stone and each of Mr. Weiss’s children (Gary, Jeffrey, Zev and Elie) may be deemed to be a beneficial owner of more than five percent of the Class B Common Shares.

(2)	Includes the following shares for the following individual who under Rule 13d-3 of the Securities Exchange Act of 1934 is deemed to be beneficial owner of those shares by having the right to acquire ownership thereof within 60 days pursuant to outstanding stock options:

Morry Weiss	Class A Common	79,200	0.12%
	Class B Common	591,300	12.84%

(3)	See footnote (3) to the table under “Security Ownership of Management.”

(4)	The American Greetings Retirement Profit Sharing and Savings Plan currently holds these shares for the benefit of the plan participants who have elected to invest in Company stock. These participants have voting power over the shares allocated to their accounts. The Administrative Committee of the plan has power to vote any shares not voted by the participants. The Administrative Committee has dispositive power over plan shares. Plan shares are held in custody by the plan trustee, Vanguard Fiduciary Trust Company — Malvern, PA.

(5)	Excludes the following shares, which under Rule 13d-3 of the Securities and Exchange Act are not deemed to be beneficially owned by following individuals. Such shares are held for the benefit of these individuals in the Company Stock Fund of the American Greetings Executive Deferred Compensation Plan. These individuals have neither voting power with respect to the shares allocated to their accounts, nor do they have the dispositive power or the right to acquire ownership of those shares within 60 days:

Morry Weiss	Class A Common	4,784	•
	Class B Common	23,716	0.51%

(6)	See footnote (7) to the table under “Security Ownership of Management.”

CAUTIONARY STATEMENT

     Certain statements contained in the President’s letter, the Proxy Statement and the Annual Report to Shareholders are forward-looking. Many factors could cause actual results to differ materially from these statements, including a weak retail environment, loss of market share through competition, introduction of competing products by other firms, retailers’ bankruptcies and consolidations, inventory reductions, the level of retail industry sales, competitive terms of sale offered by the Company to customers to expand or maintain business, lack of acceptance of new products by consumer or retailers and interest rate and foreign exchange fluctuations. Other factors, which are not all-inclusive, include the demand for the Company’s goods and services; competitive factors in the industries in which the Company competes; the ability to achieve anticipated synergies and other cost savings in connection with acquisitions and corporate restructuring; and the timing, impact and other uncertainties of future acquisitions, as well as economic conditions in the various markets served by the Company’s operations. Such factors are discussed in the Company’s filings with the SEC.

Shareholder Proposals

     Shareholders may submit proposals on matters appropriate for shareholder action, consistent with regulations of the SEC. If a shareholder intends to present a proposal at next year’s Annual Meeting, it must be received by the Secretary of the Company (at One American Road, Cleveland, Ohio 44144) no later than January 19, 2003, in order to be considered timely for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting.

Auditors

     The firm of Ernst & Young LLP and its predecessors have been the independent auditors of the Company since its incorporation in 1944. The Company contemplates no change. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they want to do so. They will also be available to respond to appropriate questions.

Other Business

     The management knows of no other matters to be acted upon at the meeting, but if any such matters properly come before the meeting, it is intended that the persons voting the proxies will vote them according to their best judgment.

By Order of the Board of Directors

JON GROETZINGER, JR.
Secretary

PLEASE EXECUTE AND RETURN THE
ENCLOSED PROXY CARD PROMPTLY WHETHER
OR NOT YOU EXPECT TO ATTEND THE
ANNUAL MEETING OF SHAREHOLDERS.

[AMERICAN GREETINGS LOGO]

American Greetings Corporation
One American Road
Cleveland, Ohio 44144

[RECYCLED PAPER LOGO]

Notice of Annual Meeting

      The Annual Meeting of Shareholders of American Greetings Corporation (“Company”) will be held at the Company’s World Headquarters, One American Road, Cleveland, Ohio, on Friday, June 28, 2002, at
2:30 P.M. Cleveland time. Your proxy card for voting at the Annual Meeting is enclosed.

      We encourage you to read the Annual Report and Proxy Statement and vote your shares. Per your request, the Annual Report and Proxy Statement are available over the Internet at www.votefast.com.

      Your vote is important. We encourage you to vote over the Internet at www.votefast.com, by telephone at 1-800-542-1160, or by returning your proxy card in the envelope provided.

Important Notice Regarding Delivery of Shareholder Documents

      The Securities and Exchange Commission recently approved a rule that allows us to send a single set of our Annual Report and Proxy Statement to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process is called “householding”. This reduces the volume of duplicate information received at your household and helps to reduce our costs. Each shareholder will continue to receive a separate proxy card or voting instruction card. If you wish to have this service, you do not need to do anything. We will household your documents until you inform us otherwise. However, if you would prefer to receive multiple copies, please contact National City Bank at 1-800-622-6757. You may opt-out of householding at any time by contacting National City Bank and your request will be effective in 30 days.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS
NOW AVAILABLE

In the future, American Greetings Corporation expects to provide its Annual Reports and Proxy Statements over the Internet. If you give your consent to receive these documents via the Internet, we will advise you when these documents become available on the Internet. Once you give your consent, it will remain in effect until you notify the Corporation by mail that you wish to resume mail delivery of the Annual Reports and Proxy Statements. Even though you give your consent, you still have the right to request copies of these documents at any time by mail.

To give your consent, follow the prompts when you vote by telephone or over the Internet. If you are voting by mailing your proxy card, check the appropriate box located at the bottom of the attached card.

AMERICAN GREETINGS CORPORATION

Proxy Solicited on Behalf of the Board of Directors of
the Company for the June 28, 2002 Annual Meeting
PROXY

    The undersigned hereby constitutes and appoints Jim Spira and Morry Weiss and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of American Greetings Corporation to be held at the Company’s World Headquarters located at One American Road, Cleveland, Ohio, at 2:30 p.m., Cleveland time, on Friday, June 28, 2002, and at any adjournments thereof, on all matters coming before said meeting.

(1)	Election of Directors, Nominees: (01) Stephen R. Hardis, (02) James C. Spira and (03) Morry Weiss to a three year term expiring on the date of the year 2005 Annual Meeting or until their successors are duly elected and qualified

☐ FOR all nominees (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTION:	If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)

(2)	Transacting such other business as may properly come before the meeting or any adjournments thereof

☐ I consent to access future Annual Reports and Proxy Statements over the Internet rather than to receive copies by mail.

(Continued, and to be signed on other side)

Vote by Telephone
Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple instructions that will be presented to you to record your vote.

Vote by Internet
Have your proxy card available when you access the website www.votefast.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Mail
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept. (AGC), National City Bank, P.O. Box 92301, Cleveland, Ohio 44193-0900.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the website and	Return your proxy
Touch-Tone phone	cast your vote	in the Postage-paid
1-800-542-1160	www.votefast.com	envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone vote or Internet vote must be received by 11:59 p.m. eastern daylight time on June 27, 2002 to be counted in the final tabulation.

If you vote by telephone or by Internet, please do not send your proxy by mail.

Your Control Number is:

If voting by mail, Proxy must be signed and dated below.

Please fold and detach card at perforation before mailing
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(Continued from other side)

    You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. If you sign and return this proxy card, but do not mark any boxes on the other side, the Proxies will cast your vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card.

☐ Attend Meeting

Dated _____________________________________, 2002

Signature

Signature if held jointly

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.